Exhibit 99.1

FOR IMMEDIATE RELEASE

Endo Completes Divestiture of American Medical Systems’

Men’s and Prostate Health Businesses to Boston Scientific

Continues Endo’s Transformation into a Leading Global

Specialty Pharmaceutical Company

DUBLIN, August 4, 2015 - Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced the completion of the previously announced sale of its American Medical Systems’ (AMS) Men’s and Prostate Health businesses to Boston Scientific (NYSE: BSX) for a purchase price of up to $1.65 billion, with $1.60 billion in cash having been paid by Boston Scientific to Endo at closing. As previously announced, Endo is also eligible to receive a potential milestone payment of $50 million in cash conditioned on the achievement of certain product revenue milestones in the Men’s Health and Prostate Health businesses in 2016.

“We are pleased to have completed the divestiture of our AMS Men’s and Prostate Health businesses, marking another important milestone in our strategy to transform our portfolio and sharpen our focus on enhancing leadership in the global specialty pharmaceutical market,” said Rajiv De Silva, President and CEO of Endo. “I would like to thank Camille Farhat, his leadership team and all of the employees of AMS for their continued dedication and tireless commitment to supporting the business. As Endo moves forward, we are excited about our ability to build a powerful platform for future organic growth, and to continue executing on value-driven strategic M&A to deliver enhanced value for shareholders.”

“This is an important milestone in AMS’s history and an extremely exciting time for the business,” said Camille Farhat, President of American Medical Systems under Endo. “The Men’s and Prostate Health businesses continue to grow and are now positioned for further expansion as part of Boston Scientific. Additionally, our Women’s Health business will continue to operate to meet the needs of patients and physicians as Endo continues to actively evaluate strategic alternatives for that business. I would like to thank the AMS teams for their professional service and personal commitment to our customers, patients and collective success.”

BofA Merrill Lynch served as financial advisor to Endo. Skadden, Arps, Slate, Meagher & Flom LLP serves as its legal advisor.

About Endo International plc

Endo International plc is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” relating to the divestiture of certain products by Endo to Boston Scientific. All statements other than historical facts included in this press release, including, but not limited to, the statements by Mr. De Silva and Mr. Farhat, the continued operation of the AMS Women’s Health business by Endo, the expected benefits of the divestiture, including potential milestone payments to Endo and the assumptions underlying the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from Endo’s expectations and projections. Risks and uncertainties include, among other things, the cautionary statements contained in Endo’s periodic reports filed with the U.S. Securities and Exchange Commission and in Canada on the System for Electronic Data Analysis and Retrieval (“SEDAR”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

Additional information about Endo is available at www.endo.com or you can contact Endo Investor Relations by calling (484) 216-0000.

CONTACTS:

Investors/Media:	Investors:	Media:
Keri Mattox	Jonathan Neely	Heather Zoumas-Lubeski
(484) 216-7912	(484) 216-6645	(484) 216-6829

Media:

Andy Brimmer / Kelly Sullivan / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449